Exhibit 10.24

JOINT RESEARCH AND PRODUCT DEVELOPMENT AGREEMENT

This Joint Research and Product Development Agreement is entered into effective May 31, 2012 (the “Effective Date”), between Sumitomo Precision Products Co., Ltd., a Japanese corporation having a place of business at 1-10 Fuso-cho, Amagasaki, Hyogo 660-0891 Japan, (hereinafter “SPP”), and Visualant, Incorporated a corporation under the laws of the State of Nevada having a business address of 500 Union Street, Suite 406, Seattle, Washington, 98101, and subsidiaries and affiliates (hereinafter “VISUALANT”).
WITNESSETH:
WHEREAS, VISUALANT has previously developed spectral signature related technology which employs spectral pattern matching (hereinafter “SPM technology”) which has a large variety of potential uses such as security, authentication, and quality control, portions of which SPM technology are protected by U.S. patents, pending U.S. and Japanese patent applications, portions of which SPM technology are protected by copyright, and portions of which SPM technology are the trade secrets of VISUALANT;
WHEREAS, VISUALANT has previously disclosed proprietary information regarding the SPM technology to SPP under a confidentiality agreement dated 16-June-2011, appended hereto as Attachment A;
WHEREAS, SPP has expertise in product design, product production and product commercialization;
WHEREAS, SPP and VISUALANT desire to cooperate with one another in development and testing of marketable Scan Head prototypes based on the SPM technology;
WHEREAS, SPP and VISUALANT desire to cooperate with one another in joint marketing study to identify an early adoption application for the SPM technology including but not limited to searching for a candidate for marketing partner; and
WHEREAS, SPP and VISUALANT anticipate developing additional commercially valuable technology related to the SPM technology, Scan Head prototypes and joint marketing study;
NOW, THEREFORE, in consideration of the mutual promises herein contained, SPP and VISUALANT hereby agree as follows:

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Article 1
Definitions
1.1           “Agreement” means this Joint Research and Product Development Agreement.
1.2           “Party” means any of the entities named in this Agreement, including their wholly owned subsidiaries.
1.3           “Parties” means all of the entities named in this Agreement, including their wholly owned subsidiaries.
1.4           “Third Party” or “Third Parties” means any entity not named in this Agreement.
1.5           “Confidential Information” means information or material proprietary to either Party or designated as Confidential Information by either Party and not generally known to the public, which information or material was developed by the Party in performance of this Agreement or of which the Party obtained knowledge of, was exposed to, or gained access to as a result of the Party’s relationship with the other Party to this Agreement.  Confidential Information shall include, but not be limited to, the following types of information and other information of a similar nature whether or not reduced to writing:  discoveries, inventions whether patentable or not, ideas, concepts, software in various stages of development, designs, drawings, specifications, algorithms, formulae, techniques, models, data, source code, object code, documentation, diagrams, flowcharts, research, analysis, development, processes, procedures, “know-how,” engineering techniques, marketing techniques and materials, marketing and development plans, customer name and other information related to customers, price lists, pricing policies, and financial information.
1.6           “Intellectual Property” means technical and other specifications, technical designs or solutions, drawings, diagrams, protocols, schematics, apparatuses, hardware, tools, devices, descriptions, methods, techniques, processes, formulae, specifications, procedures, methods and results, algorithms, software, software code (in any form including source code and object code or executable code), user interfaces, database rights, trade secrets, registered and unregistered trademarks and service marks, know-how, inventions whether patentable or not, utility or design patent applications, utility or design patents, registered or unregistered copyrights, confidential or proprietary information, mask works rights, registered and unregistered design rights, utility models, and any other forms of technology, in each case whether registered or unregistered, throughout the World, as well as business information including, but not limited to, business plans, vendors, supply sources, customers, potential customers and pricing, as well as other Confidential Information.

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1.7           “Background Intellectual Property” means any Intellectual Property conceived of, reduced to practice, invented, developed, authored, created or owned by a Party before the effective date of this Agreement, and which Intellectual Property is useful with respect to the product design, product production and product commercialization of the SPM technology.
1.8           “Resulting Intellectual Property” means any Intellectual Property resulting from work performed under this Agreement by, or at the direction of, either Party which relates to SPM technology, including Intellectual Property conceived of, reduced to practice, invented, developed, authored, created or owned by either Party following the term of this Agreement to the extent that such Intellectual Property is shown to be a direct result of work performed under this Agreement or otherwise acquired in performance of this Agreement.
1.9           “Solely Developed Intellectual Property” means any Resulting Intellectual Property that is conceived of, reduced to practice, invented, developed, authored, created by personnel directly under control of a single Party, or acquired by a single Party.
1.10          “Jointly Developed Intellectual Property” means any Resulting Intellectual Property that is not Solely Developed Intellectual Property.
1.11          “Existing Confidentiality Agreement” means the Confidentiality Agreement between the Parties, executed on 16-JUNE-2011, which is appended hereto as Attachment A.

Article 2
Product and Market Development

2.1           Obligations and Responsibilities
SPP shall perform product development, design, and manufacturability services during the Term of this Agreement (as defined in Section 7.1) to achieve the deliverables set out in sections 2.2(a)-2.2(c).  VISUALANT agrees to use its expertise and best efforts in cooperation with SPP to jointly develop and test prototypes according to agreed-upon specifications, the specifications to be developed by the Parties within sixty (60) days of the Effective Date of this Agreement.  Specifications may be reasonably modified from time to time for just cause by mutual agreement to be recorded in a memorandum of amendment signed by the Parties hereto. SPP shall only take responsibility for any issues and defaults on agreed acceptance condition, development schedule etc. caused by its product design and manufacturing performances. Any issues and problems caused by the original IP and related information provided by VISUALANT shall be the responsibility of VISUALANT.

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VISUALANT shall perform market development in North America during the Term of this Agreement to achieve the deliverables set out in sections 2.2(a)-2.2(c). SPP agrees to use its expertise and best efforts in cooperation with VISUALANT to jointly develop market and application.

2.2           Deliverables
(a)           SPP shall complete design and manufacture of two (2) Scan Head Version 6 prototypes meeting agreed-upon specifications for Version 6, as generally set out in Attachment C and to be further refined, on or before September 30, 2012. VISUALANT shall hire a business development/program manager to obtain the market requirement for Version 6 specifications within thirty (30) days of the Effective Date of this Agreement. VISUALANT shall instruct this business development/program manager to search for potential partnership for each possible application in the North American region by September 30, 2012.  One (1) of the Scan Head Version 6 prototypes shall be delivered by SPP to VISUALANT for acceptance testing on or before September 30, 2012.  Upon acceptance by VISUALANT of the delivered Scan Head Version 6 prototype, all rights, title, and interest in the delivered Scan Head Version 6 prototype will be owned by VISUALANT, subject to the rights of the Parties pursuant to Article 3 hereof.
 (b)           SPP shall exhibit one (1) Scan Head Version 6 prototype at JIMA 2012 in Tokyo Japan. VISUALANT shall plan to exhibit one (1) Scan Head Version 6 prototype at applicable tradeshows in the North American region scheduled after October 2012.
(c)           SPP shall complete principal design of a Scan Head Version 7 prototype which incorporates an Application Specific Integrated Circuit (ASIC) on or before December 31, 2012.
(d)           Upon execution of this Agreement, VISUALANT shall promptly provide to SPP engineering documentation and information related to an existing Scan Head Version 5 prototype (i.e., Cyclops Version 5 Scan Head), including algorithms, source code, hardware drawings, circuit schematics, and parts list to the extent that such exist, and otherwise provide remote technical support to SPP that is necessary or useful to SPP’s obligations stated in sections 2.2(a)-2.2(c).  Such documentation and information, which is part of the SPM technology, shall be subject to the terms of a separate License Agreement between the Parties executed contemporaneously herewith.
(e)           VISUALANT shall specify within sixty (60) days of the Effective Date of this Agreement technical and non-technical criteria to be used by VISUALANT in testing performance of the Scan Head Version 6 prototype.

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(f)           Upon delivery to it, VISUALANT shall be responsible for promptly inspecting and testing the Scan Head Version 6 prototype, and approving such at its sole discretion, such approval not to be unreasonably withheld.  SPP agrees to provide VISUALANT with assistance in providing test equipment and testing the prototypes as reasonably requested by VISUALANT.
(g)           VISUALANT shall issue a purchase order for the Scan Head Version 6 prototype.
(h)           See also notes with responsibilities and timeline from collaborative meeting between VISUALANT and SPP attached as Attachment B and C hereto.
(i)            See planned deliverables by the Parties to this Agreement attached as Attachment B and C hereto. During the Term, the Parties shall discuss about whether to proceed to the next action phase in accordance with Attachment B.  If they agree to proceed, each Party shall engage in discussions for the next action phase with the other Party prior to engaging in any business discussions with third parties.  If they do not agree to proceed, each Party is free to discuss proceeding with third parties, subject to the rights of the Parties as set forth in the Agreement.

2.3           Communications
The Parties will hold monthly meetings to review progress, and to agree on direction or changes.  The monthly meetings will be attended by at least one representative of each Party who has authority to make binding decisions for the respective Party.  Attendance may be either in person, or via telephone or video conferencing.  The Parties agree to use their best efforts in communicating with one another, including, but not limited to, providing status reports on the Party’s own performance under this Agreement on an at least bi-weekly basis.

2.4           Disclosure of Significant Developments
The Parties shall promptly disclose significant developments with respect to the Resulting Intellectual Property to one another, and in any event upon demand therefor by the other, and disclose to the extent necessary or as reasonably desired by the other Party to allow that other Party to fully appreciate any advantage or significance of such significant developments.

2.5           Costs
Each Party will bear its own costs in development activities under this Agreement, except as otherwise explicitly set out herein or later agreed to by the Parties in writing.  In the case of exceptional costs or exceptionally large costs, the Parties may choose to share the costs in any manner the Parties deem equitable.

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2.6           Facilities
It is contemplated that primary development activities will occur at the facilities of the respective Parties. Both parties shall provide at least 1 set of desk and chair in its own office space for usage by a visitor from the other Party.

2.7           Program Management
(a) The Parties shall form the Steering Committee which consists of the chief member from each party, CEO from VISUALANT and Board Director in charge of R&D from SPP, who shall assign the rest of the members from his/her own Party up to 5 people including him/herself. The Steering Committee shall observe the progress of development program according to this Agreement and implement countermeasures to any issues if required. The SPP and VISUALANT Boards recognize the authority of Steering Committee over the issue related to this Agreement. Any recommendation/suggestion and/or instruction for execution of those tasks defined by this Agreement raised by Steering Committee shall be considered by the respective boards.
            (b) The Parties shall set the detailed action plan supporting those tasks defined by this Agreement, including schedule and assignment of human resources and responsible parties within fourteen (14) days of the Effective Date of this Agreement. This detailed action plan shall be reviewed by weekly review meeting and Steering Committee which shall be held every other month.

Article 3
Intellectual Property Ownership, Decisions, Costs, Grants

3.1           Ownership of Intellectual Property
Subject to any license granted in the License Agreement between the Parties, all right, title and interest to any Background Intellectual Property remains in and will be solely owned by the respective Party whose personnel under its control conceived of, reduced to practice, invented, developed, authored, or otherwise created the respective Background Intellectual Property.
Subject to any license granted in the License Agreement between the Parties, all right, title an interest to Jointly Developed Intellectual Property vests in and will be jointly owned by the Parties in equal shares, including a right to accounting for any exploitation of the Jointly Developed Intellectual Property.

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Subject to any license granted in the License Agreement between the Parties, all right, title and interest to any Solely Developed Intellectual Property vests in and will be solely owned by the respective Party whose personnel under its control conceived of, reduced to practice, invented, developed, authored, or otherwise created the respective Solely Developed Intellectual Property.

3.2           Decisions With Respect to Securing Resulting Intellectual Property
With respect to Jointly Developed Intellectual Property, the Parties will timely consult each other on substantial decisions regarding securing rights in Jointly Developed Intellectual Property, including, but not limited to, deciding whether to file applications to establish or register such rights, deciding in which countries or regions in which to establish or register such rights, deciding on the scope of those rights, decisions related to the term of such rights, and deciding whether to abandon any such applications, whether to maintain such rights, which includes securing utility and design patent rights, utility model rights, copyrights, and/or trademark or service mark rights.  VISUALANT and SPP will with each other’s approval, select and manage counsel to secure Jointly Developed Intellectual Property, in accordance with the above noted consultation.
With respect to Solely Developed Intellectual Property, each Party has the absolute right to make all decisions with respect to securing rights to its own Solely Developed Intellectual Property, including, but not limited to, deciding whether to file applications to establish or register such rights, deciding in which countries or regions in which to establish or register such rights, and deciding whether to abandon such any such applications, whether to maintain such rights, including securing utility and design patent rights, utility model rights, copyrights, and/or trademark or service mark rights.

3.3           Costs Associated With Respect to Securing Resulting Intellectual Property
The Parties will equally share all reasonable costs associated with securing rights to Jointly Developed Intellectual Property, including but not limited to filing, prosecuting, or maintaining of any applications for, or grants of, utility or design patents, utility models, copyright registrations or trademark or service mark registrations.  Should one Party decide against securing rights, that Party must provide timely notice to the other Party, and will thereafter not be responsible for costs associated with securement of those rights. The other Party may proceed with securing those rights at its own expense and for its own sole benefit, such rights subject to any license granted in the License Agreement between the Parties.
Each Party will bear its own costs associated with securing rights to its own Solely Developed Intellectual Property.

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3.4           Cooperation in Securing Rights In Resulting Intellectual Property
Upon request, either during or after termination of this Agreement, each Party will (i) sign and deliver any written assignments and other documents and to its best ability cause those under its control to sign and deliver any written assignments and other documents, (ii) assist in filing and prosecuting patent, utility model, and copyright applications, and (iii) do any other things as may be necessary to perfect rights to the Resulting Intellectual Property, including testifying in any appeal, interference, litigation, or other legal proceeding that may arise during or after the termination of this Agreement.

3.5           Decisions With Respect to Enforcing Resulting Intellectual Property
With respect to Jointly Developed Intellectual Property, the Parties will timely consult each other on all decisions related to possible or actual infringement or conversion of Jointly Developed Intellectual Property.  Should one Party not agree to pursue an enforcement action, the other Party may pursue the enforcement action.  The Party that does not agree to pursue the enforcement action agrees to be joined in the enforcement action if required.
With respect to Solely Developed Intellectual Property, each Party has the absolute right to make all decisions with respect to enforcing rights to its own Solely Developed Intellectual Property, including, but not limited to, deciding whether to file any actions including legal or administrative actions against infringers, whether to seek injunctions, whether to seek monetary damages and the amount of such damages, whether to settle any action and the terms of such settlements, whether to dismiss an action with or without prejudice, and whether to grant a license on any terms deemed suitable by the Party and consistent with the License Agreement between the Parties.

3.6           Costs Associated With Respect to Enforcing Resulting Intellectual Property
The Parties will equally share all reasonable costs incurred in enforcing rights to Jointly Developed Intellectual Property against Third Parties, except where one Party does not agree to pursue the enforcement action, in which case the Party that pursues the enforcement action does so solely at its own cost, and has no obligation to account for any proceeds or damages resulting from the enforcement action to the Party that did not agree to pursue the enforcement action.
Each Party will bear its own costs incurred in enforcing rights to its own Solely Developed Intellectual Property against Third Parties.

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Article 4
Confidentiality and Nondisclosure Agreement

4.1           Confidentiality
The Existing Confidentiality Agreement is incorporated herein by reference.

4.2           Injunctive Relief
Each Party acknowledges that the disclosure of the other Party’s Confidential Information will give rise to an irreparable injury to the other Party that cannot be adequately compensated in damages.  Accordingly, each Party agrees that the other may obtain injunctive relief against disclosure or threatened disclosure of its Confidential Information, in addition to any such remedies that may be available in law or at equity.  This provision shall survive the termination of this Agreement under any and all circumstances and does not preclude other remedies including but not necessarily limited to money damages.

Article 5
Representations, Warranties, and Indemnifications

5.1           General Representations and Warranty
Each Party represents and warrants that, as of the Effective Date of this Agreement:
(i) it is a corporation duly organized, validly existing and in good standing under the laws of its respective State or Country; and has the full corporate authority and the legal right to enter into this Agreement;
(ii) this Agreement has been duly authorized by all necessary corporate action on the part of the Party,
(iii) this Agreement does not conflict with, violate, or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which the Party is bound,
(iv) it has the full right and authority to grant to any rights or licenses granted to the other Party under this Agreement or the associated License Agreement;
(v) each Party will comply with the requirements of the U.S. Federal Corrupt Practices Act.

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5.2           Disclaimer of Product Warranty
EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR AS STATED IN ANY STANDARD TERMS AND CONDITIONS WHICH MAYACCOMPANY THE DELIVERY OF THE SCAN HEAD PROTOTYPES, ANY OTHER PRODUCT OR INTELLECTUAL PROPERTY PROVIDED UNDER THIS AGREEMENT IS PROVIDED TO A PARTY “AS IS” AND NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR THOSE ARISING FROM THE COURSE OF PERFORMANCE, OR A COURSE OF DEALING OR TRADE USAGE.   NEITHER PARTY SPECIFICALLY MAKES ANY WARRANTY WITH RESPECT TO ANY PROTOTYPE, COMPUTER SOFTWARE, PRODUCT, INTELLECTUAL PROPERTY OR INFORMATION PROVIDED BY IT OR SOLD OR LICENSED HEREUNDER BY THAT PARTY.  NEITHER PARTY WARRANTS TO THE OTHER PARTY THAT ANY PROTOTYPE, PRODUCT, SOFTWARE OR INTELLECTUAL PROPERTY PROVIDED OR USED HEREUNDER IS ERROR FREE, WILL OPERATE WITHOUT INTERRUPTION OR PROVIDE SECURE OPERATIONS.

5.3           Limitation of Liability
IN NO EVENT WILL EITHER PARTY BE LIABLE FOR (A) ANY LOST PROFITS, LOSS OF GOODWILL, LOST SAVINGS, LOST REVENUE, LOST DATA OR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, COLLATERAL OR CONSEQUENTIAL DAMAGES, REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE AND EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES, OR (B) DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT (IN THE AGGREGATE) EXCEEDING THE AMOUNTS PAID OR PAYABLE TO THE OTHER PARTY UNDER THIS AGREEMENT OR ANY ASSOCIATED LICENSE AGREEMENT DURING THE LAST TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE CLAIM.  THESE LIMITATIONS OF LIABILITY SHALL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY HEREIN.  THE LIMITATIONS SET FORTH IN THIS SECTION SHALL NOT APPLY WITH RESPECT TO CLAIMS FOR BREACH OF CONFIDENTIALITY OR A PARTY’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT.

5.4           Intellectual Property Warranty
Each Party represents and warrants to the other that it is the owner of all rights, title, and interest in and to its Background Intellectual Property, and that it has the right, authority, and legal capacity to enter into this Agreement and grant any rights set forth herein or in the associated License Agreement between the Parties.  Each Party agrees that it will not knowingly incorporate any patented, copyrighted, trade secret or other proprietary technology or designs owned by Third Parties, and shall promptly inform the other Party if it knows or has any reason to believe any product or method may constitute an infringement or misappropriation of the patents, copyrights, trade secrets or other proprietary technology or designs owned by Third Parties.  Each Party shall use reasonable efforts to investigate information it receives of such Third Party rights when used or proposed for use in the development activities and to advise the other Party of the results of such investigation.

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5.5           No Warranty of Validity; Non-infringement
Nothing in this Agreement shall be construed as (a) a warranty or representation by either Party as to the validity or scope of any Intellectual Property or (b) a warranty or representation that any product obtained through the development, including without limitation any Scan Head prototype will be free from infringement of intellectual property rights held or otherwise controlled by a Third Party.

5.6           Indemnification for Infringement of Third Party Rights
Each Party will indemnify, defend and hold harmless the other Party, its affiliates, directors, officers, employee and agents against any and all loss, damage, action, suit, claim, demand, liability or expense, and reasonable attorney fees and expenses (collectively “Losses”) only to the extent such Losses arise out of any third party claim relating to: (i) willful misconduct of the indemnifying Party or those under its direct and immediate control, (ii) the intentional material breach by the indemnifying Party of any of its express representations or warranties in this Agreement, or (iii) the intentional material breach by the indemnifying Party of any of its covenants or obligations in this Agreement.

Article 6
EXPORT RESTRICTIONS AND INFORMATION EXCHANGE

Each Party agrees that it will abide by all export laws, rules and regulations of the United States and Japan, including without limitation, the U.S. International Traffic in Arms Regulations of the US Department of State and the Export Control Act of the US Department of Commerce, in connection with the disclosure, use and export of any item, information or data disclosed hereunder.
If a Party improperly discloses export-restricted information in violation of such laws, rules and regulations in performance of this Agreement, that Party shall indemnify and hold harmless the other Party from all directly applicable and reasonably incurred resulting claims, demands, damages, costs, fines, penalties, attorney’s fees and all other expenses.

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To the extent permissible under applicable security, export or confidentiality laws, rules, regulations and/or restrictions, the Parties will provide each other with requested information regarding development and demonstrations to provide visibility into potential applications and requirements for products.  Each Party will abide by any export control requirements that the other Party identifies in writing as being associated with any such information and will certify that any employees, agents or contractors who have been given access to such information are “Permitted Persons” as defined in the applicable export control laws.  Before disclosing any information of the other Party subject to export control, security or confidentiality requirements to its agent or contractor, the disclosing Party shall first notify the other Party of such proposed disclosure and shall provide such information as the non-disclosing Party deems necessary to approve such disclosure, and the disclosing Party shall only provide such information to its agent or contractor on the agreement of such agent or contractor to protect such information to the same extent and in the same manner as the disclosing Party shall protect such information and the agreement of the agent or contractor not to further disclose any such information to any other person.

Article 7
Term of Agreement

7.1           Term
The term of this Agreement shall commence on the Effective Date and continue through March 31, 2013 (the “Term”), except as set forth herein or if sooner terminated in accordance with provisions herein.  The Term may be extended by mutual consent of the Parties.

7.2           Default
In the event that either Party fails to perform in accordance with the objectives and time schedule agreed upon between the parties for the development activities and associated obligations, as such may from time-to-time be revised by the Parties and approved by the Parties, the non-defaulting Party may give notice of its intent to terminate this Agreement for such failure, specifying the act or omission on which the notice is based.  If the specified default is not cured to the satisfaction of the non-defaulting Party within ninety (90) days of said notice of intent to terminate, the non-defaulting Party may terminate this Agreement upon giving written notice to the Party in default, and such termination shall be effective immediately upon the giving of said notice of termination.  The obligation of the non-defaulting Party to make future payments, if any, and to fund the development, shall cease and any advance monies paid by the non-defaulting Party shall be reimbursed by the defaulting Party.

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7.3           Confidentiality Survives After Termination
Upon termination of this Agreement for any reason, including default or material breach thereof, the provisions regarding confidentiality including the Existing Confidentiality Agreement and any subsequent Confidentiality Agreements shall remain in full force and effect for a period of at least five (5) years following the date of termination, unless specified as longer in such Existing or subsequent Confidentiality Agreements.

7.4           Return of Confidential Information
On termination of this Agreement, each Party shall return to the other Party all Confidential Information disclosed to that Party by the other Party and shall cease and refrain from use or disclosure of said Confidential Information.

Article 8
Miscellaneous Provisions

8.1           No Marketing Obligation
Except as explicitly stated herein, neither Party will be under an obligation whatsoever to recommend, sell, advertise or otherwise market the other Party’s products or services to its current or future customers.

8.2           No Publicity Without Consent
Neither Party shall, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, publicize, issue press releases or make any announcements in relation to this Agreement in a manner which does not conform with such rules as may from time to time be agreed between the Parties.  If a Party desires to issue a press release, that Party shall provide a copy of the proposed press release to the other Party and obtain the other Party’s written consent prior to the actual release.  Other than as required by using the prototypes or other products, neither Party shall directly or indirectly use in commerce the other Party’s company name, logo, trademark, service mark or brand name, or the name of any manager, officer or employee thereof, without the other Party’s prior written consent.

8.3           No Third Party Rights
No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any Third Party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any Party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the Parties to this Agreement.  Except as explicitly agreed in the Agreement, neither Party shall act in any way as the agent of the other Party or attempt to bind the other Party without the other Party’s prior written consent to such action.

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8.4           Dispute Resolution
In the event of any disagreement with respect to performance under this Agreement, the Parties agree first to discuss the dispute informally.  In the event that a resolution is not achieved at the informal level, the Parties shall each designate one member of senior management to negotiate the dispute directly.  In the event that such a negotiation is not successful in achieving the resolution of the dispute, the Parties agree to submit the dispute to non-binding arbitration pursuant to the Commercial Rules of the American Arbitration Association.  The Parties shall each bear their own costs associated with the Arbitration.

8.5           Notice
Any notice, request, instruction, or other communication to be given hereunder by any party hereto to any other Party shall be in writing and delivered personally or sent by facsimile, registered or certified mail, postage prepaid, as follows:

If to VISUALANT:
VISUALANT, Inc.
500 UNION ST, STE. 406
SEATTLE, WA 98101
USA

Attention:  Ron Erickson, CEO and President
Facsimile:  (206) 826-0451

If to SPP:

OFFICE TOWER Y, 8th FLOOR
1-8-11 HARUMI, CHUO-KU
TOKYO, 104-6108 JAPAN

Attention:  Ichiro Takesako, General Manager

Facsimile: 81-(0)3-6220-0732
or at such other address for a Party as shall be specified by like written notice.  Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the Party to whom it is directed upon actual receipt by such Party (or its agent for notices hereunder).  Any notice that is sent by facsimile or addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the Party to which it is sent by facsimile or addressed at the close of business, local time of the recipient, on the third day after the day it is so sent by facsimile or placed in the mail.

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8.6           Governing Law
This Agreement shall be construed in accordance with and governed by the laws of the State of Washington, excluding any choice of law rules that direct the application of the laws of another jurisdiction.

8.7           Jurisdiction and Venue
In the event that non-binding arbitration pursuant to Section 8.4 is unsuccessful, the Parties agree that jurisdiction and venue of any legal action between them shall vest in the United States District Court for the Western District of Washington sitting in Seattle.

8.8           Force Majeure
Neither Party shall be liable for any failure or delay due to fire, flood, or such other unforeseen or catastrophic circumstance beyond that Party’s reasonable control, such as epidemic, war, civil disorder, government acts or restrictions, acts of god, or other matters commonly referred to as “force majeure,” and its performance shall be suspended during such time period, providing the Party so affected takes diligent action to overcome such force majeure.

8.9           Relationship of the Parties
The Parties specifically designate this Agreement as a Joint Research Agreement under 35 U.S.C. 103 (CREATE Act).  Nothing contained in this Agreement shall be construed to place SPP and VISUALANT in the relationship of partners, joint ventures, or principal and agent, and neither Party shall have the power to obligate or bind the other in any manner whatsoever.

8.10           Assignability
The Parties may assign its rights and obligations under this Agreement to any subsidiary, successor, parent, assign, or affiliated company.  Subject to the foregoing, this Agreement is personal as to the Parties and may not be otherwise assigned in whole or part without the other Party’s prior written permission, which shall not be unreasonably withheld, unless assigned as part of a transfer of substantially all of the assets of the Party or line of business of the Party.

8.11           Successors
Subject to the provision of 8.10, this Agreement shall be binding upon and inure to the benefit of the successors, heirs, and permitted assigns of VISUALANT and SPP.

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8.12           No Waiver
The failure of either Party to enforce any provision of this Agreement or to terminate this Agreement for the breaching of any covenant or conditions herein shall not operate thereafter as a waiver of that provision or any other provision of this Agreement, or as a waiver of the right to terminate this Agreement except to the extent specifically set forth in this Agreement.

8.13           Severability
Any provision of this Agreement that in any way contravenes or is unenforceable under any law of a nation or state in which this Agreement is effective shall be deemed separable and not a part of this Agreement and to that extent void, however, all remaining provisions of this Agreement shall be valid and in full force and effect.

8.14           Books and Records
Each Party shall keep and maintain for a period of at least two (2) years, true and complete books and records pertaining to the costs and fees for the services rendered or incurred pursuant to this Agreement in the joint development effort in sufficient detail to enable the other Party to accurately determine payments due and payable, if any, pursuant to this Agreement or the associated License Agreement.  Upon the written request of a Party, such books and records shall be made available at a reasonable time during reasonable business hours for inspection by the requesting Party.

8.15           Sole Understanding and Amendment
This Agreement and the associated License Agreement and Existing Confidentiality Agreement set forth the entire agreement and understanding between VISUALANT and SPP as to the subject matter described herein, and supersede and merge all prior discussions, correspondence, negotiations, and agreements between them relating thereto except as otherwise provided herein.  This Agreement may be amended only in a writing signed by all Parties hereto.

8.16           Captions
The captions are inserted herein only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Agreement or the intent of any provisions herein.

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Date:________

8.17           Counterparts
This Agreement may be executed in any number of copies, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Where copies are in different languages, the English version shall be controlling.

IN WITNESS WHEREOF, VISUALANT and SPP have caused this Agreement to be executed on the dates accompanying each signature below.

Sumitomo Precision Products Co., Ltd. By: /s/ Susumu Kaminaga Name: Susumu Kaminaga Title: President
Visualant Incorporated By: /s/ Ronald P. Erickson Name: Ronald P. Erickson Title: President and CEO

Initials:______
Date:________

Attachment B to the Joint Development Agreement

Task                                                                Time (Starting 2012)                     Responsible Party

Preparation
Prior to JDA closing                                     4/End                                             Dr. Schowengerdt
 Dr. Ochi
Kick-off Meeting                                           5/21                                                VSUL/SPP
                                                                                                                                 (Detailed action plan to be proposed,
                                                                                                                                 followed by a monthly review)
Provide Engineering documentation
And information related to V5                    5/Middle                                        VSUL

Hiring Business Dev/
Program Manager                                         ASAP                                             VSUL

Bill of Materials for
New Scan head complete                            5/End                                              SPP

Identify early adapt application
In North America                                          6/End                                              VSUL

Product Design &
Material Provisioning                                  6/B – 8/B                                        SPP

System (software
Provisioning)                                                 6/B – 8/E                                        SPP

Proto-type Assembly                                   8/E – 9/B                                        SPP

Testing                                                           10/B-10/End                                   VSUL

JIMA (Japan Instrument
And Measurement Association) 2012      10/M                                               SPP

Review of V6 performance                          10/E                                                 VSUL/SPP

Marketing for proposal of
V7 design                                                       6/B - 10/E                                       VSUL

ASIC Version 7 design                                12/E                                                 SPP

Next Step Planning                                      13/3/E                                              VSUL/SPP

Finding Partnership                                     13/3/E                                              SPP(Japan/Asia)
                                                                                                                                 VSUL(ROW)

Attachment C to the Joint Development Agreement

1.           Processor and memory integrated into Scan Head
2.           Simplified design with minimized parts count
3.           Stable performance with respect to at least temperature and luminosity fluctuation
4.           Compliance with BLUETOOTH protocol
5.           Detachable Scan Head
6.           Confirming and revising control algorithm
7.           Integrate photodiode in Scan Head
8.           Implement Automatic Self Calibration functionality
9.           Specific Interface to ASIC
10.         Prototype of suitable quality to market to potential customers

Initials:______
Date:______